HZO, INC.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of September 25, 2009, by and among hZo, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).  Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series A Preferred Stock to the Investors listed on such Schedule of Investors that the Investors and the Company execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt of and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1

Definitions

1.1 Certain Definitions

.  As used in this Agreement, the following terms have the meanings set forth below:

(a) “Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; (ii) a sale, lease or other conveyance of all or substantially all of the assets of the Company; or (iii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

(b) “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Conversion Stock” means shares of Common Stock issued upon conversion of the Preferred Stock.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f)  “Holder” means any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(g) “Indemnified Party” has the meaning set forth in Section 2.6(c) hereto.

(h) “Indemnifying Party” has the meaning set forth in Section 2.6(c) hereto.

(i) “Initial Public Offering” means the closing of the Company’s first firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of the Company’s Common Stock.

(j) “Initiating Holders” means any Holder or Holders who in the aggregate hold not less than twenty percent (20%) of the outstanding Registrable Securities.

(k) “Investors” means the persons and entities listed on Exhibit A hereto.

(l) “Major Investors” has the meaning set forth in Section 3.1 hereof, and shall include any general partners and affiliates of a Major Investor (including in the case of a venture capital fund partners and funds affiliated with such fund).

(m) “New Securities” has the meaning set forth in Section 4.1(a) hereto.

(n) “Other Selling Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(o) “Other Shares” means shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted or may be granted in the future (subject to the consents and approvals required by this Agreement).

(p) “Preferred Stock” means the Company’s Series A Preferred Stock.

(q) “Purchase Agreement” has the meaning set forth in the Recitals hereto.

(r) “Qualified Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of the Company’s Common Stock with aggregate offering proceeds to the Company in excess of $25,000,000 (before deduction of underwriters’ commissions and expenses).

(s) “Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock, (ii) shares of Common Stock held by Investors who are parties to the Purchase Agreement, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares of Common Stock or Preferred Stock referenced in (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i), (ii) or (iii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(t) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(u) “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders (not to exceed $50,000 per registration), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(v) “Restricted Securities” means any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(w) “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x) “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y) “Rule 415” means Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z) “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(bb) “Withdrawn Registration” means a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2

Registration Rights

2.1 Requested Registration

.

(a) Request for Registration.  Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration.  The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the Initial Public Offering;

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate gross proceeds to the Company of which (without deduction for underwriter’s discounts and expenses related to the issuance) are less than $10,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate (as provided in a certificate of such effect executed by an authorized officer of the Company for the benefit of Holders) of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral.  If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Other Shares.  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i).  In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein.  If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company in the underwriting and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10).  The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities, securities of the Company and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders relative to all Holders requesting to include Registrable Securities in such registration statement, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company. No securities of the Company or Other Shares shall be included in such registration if any Registrable Securities that are requested to be included in such registration are not included.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders.  The securities (including Registrable Securities) so excluded shall also be withdrawn from such registration.  If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, a registration statement relating to an offering on a delayed basis pursuant to Rule 415, or a registration on any registration form that does not permit secondary sales, and provided that a registration statement covering the sale of Registrable Securities is not then effective and available for sales thereof by the Holders, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i).  In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any Other Selling Stockholders) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting (but not to less than 30% of the Registrable Securities that the requesting Holders propose to distribute through such underwriting unless such underwriting is in connection with the Initial Public Offering, in which case up to 100% of the Registrable Securities may be so excluded, so long as, in such case, all securities to be offered in such Initial Public Offering are for the account of the Company and not for the account of a security holder or holders).  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities issued or issuable upon conversion of shares of Series A Preferred Stock purchased pursuant to the Purchase Agreement in such registration statement up to the full amount of such Registrable Securities held by such Holders; (iii) third, to the Holders requesting to include Registrable Securities in such registration statement whose Registrable securities have not been included in such registration pursuant to subsection (ii) of this paragraph based on the pro rata percentage of such Registrable Securities held by such Holders relative to all such Holders requesting to include Registrable Securities in such registration statement, assuming conversion; and (iv) fourth, to Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter.  The Registrable Securities or other securities so excluded shall also be withdrawn from such registration.  If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3

(a) Request for Form S-3 Registration.  After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of at least 20% of the Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b) Limitations on Form S-3 Registration.  The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v); or

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral.  The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting.  If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration.  Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration

.  All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or publicly available to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof or for purposes of determining previously registered shares in the definition of Registrable Securities, even though the Holders do not bear the Registration Expenses for such registration.  All Selling Expenses relating to securities registered on behalf of the Holders pursuant to Sections 2.1, 2.2 or 2.3 shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures

.  In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, Section 2.2 or Section 2.3 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its current, former and future: (i) officers, (ii) directors, (iii) partners, (iv) employees, (v) members and (vi) agents; and each person controlling, controlled by or under common control with such Holder, and each of their respective current, former and future:  (i) officers, (ii) directors, (iii) partners, (iv) employees, (v) members and (vi) agents, within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter  (each a “Holder Indemnified Party”), against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder Indemnified Party, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable to a Holder Indemnified Party in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder Indemnified Party and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, employees and agents and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their current, former and future officers, directors, partners, employees, members and agents and each person controlling, controlled by or under common control with such Holder (each a “Company Indemnified Party”, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Company Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6(b), when aggregated with any contributions under Section 2.6(d), exceed the net proceeds from the offering received by such Holder, except in the case of fraud by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not materially prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 2.6(d), when aggregated with any indemnity under Section 2.6(b), exceed the net proceeds from the offering received by such Holder, except in the case of fraud by such Holder.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering, in connection with which Holders have exercised their registration rights hereunder and included Registrable Securities in the applicable registration statement, are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control and supersede in their entirety the provisions contained herein.

2.7 Obligations of Each Holder

.  In connection with any registration of Registrable Securities pursuant to this Agreement, each Holder shall:

(a) timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2;

(b) upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.5(e), immediately discontinue any sale or other disposition of Registrable Securities until the filing of an amendment or supplement as described in Section 2.5(e) and the receipt of the copies of such amended or supplemented prospectus, and, if so directed, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies in such Holder’s possession, of the prospectus covering such Registrable Securities that is current at the time of such notice;

(c) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d) notify the Company when it has sold all of the Registrable Securities held by it; and

(e) notify the Company at any time when any information supplied by such Holder in writing for inclusion in a registration statement or related prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; immediately discontinue any sale or other disposition of Registrable Securities until the filing of an amendment or supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

2.8 Restrictions on Transfer

(a) Each Investor agrees to comply in all respects with the provisions of this Section 2.8.  Each Investor agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of any securities of the Company owned by such Investor, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(a)(i), and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Investor shall have given prior written notice to the Company of such Investor’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Investor shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Investor shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Investor to the Company.  It is agreed that the Company will not require opinions of counsel or “no action” letters for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) Notwithstanding Section 2.8(a), each Investor may make any of the following permitted transfers without complying with Section 2.8(a): (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of securities by any Investor to (x) a parent, subsidiary or other affiliate of Investor that is a corporation, or (y) any of its partners, members or other equity owners, or former partners, former members or other equity owners, or to the estate of any of its partners, members or other equity owners or former partners, former members or other equity owners (so long as, in the case of clauses (i) and (ii), the transferee thereof has agreed in writing for the benefit of the Company to take and hold such securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including without limitation, Section 2.8 and Section 2.10), or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Investor shall give written notice to the Company of such Investor’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Investors consent to the Company making a notation on its records and giving instructions to any transfer agent of the securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the securities and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such Investor provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that such securities can be sold pursuant to Rule 144 under the Securities Act.

2.9 Rule 144 Reporting

.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement

.  Each Investor hereby agrees that such Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company’s Initial Public Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided, that, all officers and directors of the Company and holders of at least 1% of the Company’s voting securities are bound by and have entered into similar agreements.  Furthermore, the Company and any underwriter will not release any officer, director or greater than one percent (1%) stockholder, in whole or in part, from their market stand-off obligations unless a proportionate amount of Registrable Securities held by each Holder is also released.  The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period.  Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11 Delay of Registration

.  No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights

.  The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only in connection with the transfer of Registrable Securities to affiliated entities or persons of a Holder (including but not limited to: (i) a constituent partner or a former partner of a Holder that is a partnership; (ii) a parent, subsidiary or other affiliate of a Holder that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefore, in the case of a Holder who is an individual; (iv) a current or former member of a Holder that is a limited liability company; or (v) any person or entity controlling, controlled by or under common control (including without limitation control by management contract or arrangement) with any other person or entity), or to a transferee or assignee of not less than five percent (5%) of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the Right of First Refusal and Co-Sale Agreement dated as of even date herewith (if applicable), and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights

.  From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders (determined on an as-converted basis), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights

.  The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period or (ii) five (5) years after the closing of the Company’s Initial Public Offering.

Section 3

Information Covenants of the Company

The Company hereby covenants and agrees as follows:

3.1 Basic Financial Information

.  The Company will furnish the following reports to each Holder of at least 1,000,000 shares of Preferred Stock and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) (hereinafter, the “Major Investors”):

(a) as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, audited by an accounting firm approved by the Board of Directors;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) as soon as practicable, but in any event within fifteen (15) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month; and

(d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, which budget shall be prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as approved by the Board of Directors, any revised budget prepared by the Company.

3.2 Inspection

.  The Company shall permit each Major Investor and such Major Investor’s accountants and counsel, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor.

3.3 Confidentiality

.  Anything in this Agreement to the contrary notwithstanding, no Major Investor by reason of this Agreement shall have access to any trade secrets or classified information of the Company.  The Company shall not be required to comply with any information rights of Section 3 in respect of any Major Investor whom the Board of Directors reasonably determines to be a competitor or an officer, employee or director of a competitor.  Each Major Investor covenants not to use Confidential Information (as defined below) in violation of the Exchange Act or reproduce, disclose or disseminate Confidential Information to any other person (other than its employees, partners, former partners, members, former members or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless such Major Investor is required to disclose such information by a governmental authority; provided that nothing in this Agreement shall be construed to limit or in any way prevent any Major Investor from investing in a competitor of the Company.  The obligations of Major Investor under this Section 3.3 shall survive until such time as all Confidential Information of the Company disclosed hereunder becomes publicly known and made generally available through no action or inaction of the Major Investors, but in no event more than one (1) year after the last disclosure of Confidential Information under this Agreement. “Confidential Information” means any nonpublic information disclosed by the Company to any Major Investor pursuant to this Agreement or pursuant to the exercise of rights hereunder other than information that (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the Company to any of the Major Investors through no action or inaction of the Major Investors; (iii) is already in the possession of any of the Major Investors at the time of disclosure by the Company as shown by such Major Investor’s files and records immediately prior to the time of disclosure; (iv) is obtained by any of the Major Investors from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by any of the Major Investors without use of or reference to the Company’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

3.4 Stock Vesting

.  Unless otherwise approved unanimously by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows:  (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years.

3.5 Directors’ Liability and Indemnification

.  The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.6 Director and Officer Insurance

.  The Company will maintain in full force and effect (and pay all premiums thereon) director and officer liability insurance in such amounts as reasonably acceptable to the Board of Directors (including each of the directors elected by the holders of Preferred Stock).

3.7 Termination of Covenants

.  The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force and effect upon the closing of a Qualified Public Offering or upon the consummation of a Change of Control of the Company.

Section 4

Other Covenants

4.1 Right of First Refusal to Major Investors

.

(a) The Company hereby grants to each Major Investor that is an “accredited investor,” as defined under Rule 501(a) under the Securities Act, the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement.  A Major Investor’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock (assuming full conversion and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock) owned by such Major Investor immediately prior to the issuance of New Securities to (b) the total number of shares of Common Stock (assuming full conversion and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock) outstanding immediately prior to the issuance of New Securities (the “Pro Rata Share”).  Each Major Investor shall have a right of over-allotment such that if any Major Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Major Investors may purchase the non-purchasing Major Investor’s portion on a pro rata basis.  The closing of the sale of New Securities by the Company to each Major Investor upon exercise of its rights under this Section 4 shall take place simultaneously with the closing of the sale of New Securities to third parties.  For purposes hereof, “New Securities” means any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock that is deemed to be Additional Shares of Common (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) other than shares of Series A Preferred Stock issued in a Closing after the Initial Closing (each as defined in the Purchase Agreement).

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities and their price and the general terms upon which the Company proposes to issue the same.  Each Major Investor shall have twenty (20) days after any such notice is mailed or delivered (the “Election Period”) to agree to purchase such Major Investor’s Pro Rata Share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within the Election Period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the end of the Election Period) to sell that portion of the New Securities with respect to which the Major Investors’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Investors delivered pursuant to Section 4.1(b).  In the event the Company has not sold within such ninety (90) day period following the Election Period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Major Investors in the manner provided in this Section 4.1.

(d) The right of first refusal set forth in this Section 4.1 may not be assigned or transferred by the Major Investor, except that such right is assignable by each Major Investor (i) to any wholly owned subsidiary or parent of, or to any corporation or entity or individual that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Major Investor and (ii) to any other Major Investor or person or entity that following such assignment or transfer, would be a Major Investor.

(e) The right of first refusal granted under this Section 4.1 shall expire immediately prior to, and shall not be applicable to the first to occur of (x) the Company’s Qualified Public Offering, or (y) a Change of Control of the Company. The right of first refusal granted under this Section 4.1 shall not apply to any public offering of the Company’s capital stock, whether or not such public offering is a Qualified Public Offering.

4.2       Reimbursement of Expenses for Directors

.  The Company shall reimburse in full each non-employee director of the Company for all of such director’s reasonable out-of-pocket expenses incurred as a result of travel to and from each meeting of the Board of Directors or any committee thereof.

Section 5

Miscellaneous

5.1 Amendment

.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least two-thirds (2/3rds) of the Registrable Securities; provided, however, that Holders purchasing shares of Series A Preferred Stock in a Subsequent Closing (as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder.  Each Holder acknowledges that by the operation of this paragraph, the holders of two-thirds (2/3rds) of the Registrable Securities will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices

.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

(a) if to any Investor or Holder, at such address or facsimile number as shown in the Company’s records, or, until any such person so furnishes an address or facsimile number to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(b) if to the Company, to 3855 South 500 West, Suite J, Salt Lake City, UT 84115, Attn: President, or to such other address as the Company shall have furnished to the Investors.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer.

5.3 Governing Law

.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.4 Successors and Assigns

.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement

.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.  No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions

.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability

.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.9 Telecopy Execution and Delivery

.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.10 Aggregation of Stock

. All shares of Registrable Securities held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefore, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

5.11 Further Assurances

.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement effective as of the day and year first above written.

“COMPANY”

HZO, INC.
a Delaware corporation

By:
Robert G. Pedersen II
President

“INVESTOR”

vSPRING III, L.P.
a Delaware limited partnership
By:           vSpring Management III, L.L.C.,
Its:           General Partner

By:
Name:           Ed Ekstrom
Title:           Managing Member

“INVESTORS”

NORTHEAST MARITIME INSTITUTE, INC.

By:

Name:

Title:

 “INVESTORS”

ZAGG, INC.

By:

Name:

Title:

 “INVESTORS”

[ADDITIONAL INVESTOR]

By:

Name:

Title:

EXHIBIT A

INVESTORS

Investor
vSpring III, L.P. 2795 E. Cottonwood Pkwy., Suite 360 Salt Lake City, Utah 84121 Attn: Ed Ekstrom Tel: (801) 942.8999 Fax: (801) 942.1636
Northeast Maritime Institute, Inc. 32 Washington St. Fairhaven, MA 02719 Attn: President Tel: 800-767-4025 Fax: 508-992-1236
ZAGG, Inc. 3855 So. 500 W. Suite B Salt Lake City, UT 84115-4279 Attn: President Tel: 801-263-0699 Fax: [_________]
[Other Investors] [Address] Attn: [__________] Tel: [_________] Fax: [_________]

Schedule 1

NOTICE AND WAIVER/ELECTION OF
RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Investors Rights Agreement dated as of September 25, 2009 (the “Agreement”):

1. Waiver of the Election Period in Which to Exercise Right of First Offer:  (please check only one)

( )	WAIVE in full, on behalf of all Holders, the Election Period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2. Issuance and Sale of New Securities:  (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )
ELECT TO PARTICIPATE in $__________ [PLEASE PROVIDE AMOUNT] in New Securities proposed to be issued by hZo, Inc., representing less than my pro rata portion of the aggregate of $_________ in New Securities being offered in the financing.

( )
ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by hZo, Inc., representing my full pro rata portion of the aggregate of $____________ in New Securities being offered in the financing.

( )
ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $_________ in New Securities being made available in the financing and, to the extent available, the greater of (x) an additional $__________ [PLEASE PROVIDE AMOUNT] or (y) my pro rata portion of any remaining investment amount available in the event other Major Investors do not exercise their full rights of first refusal with respect to the $__________ in New Securities being offered in the financing.

Date: ___________, 20__                                                           ______________________________________
Signature of Stockholder or Authorized
Signatory

Title, if applicable

This is neither a commitment to purchase nor a commitment to issue the New Securities described above.  Such issuance can only be made by way of definitive documentation related to such issuance.  hZo, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.